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                                                                    Exhibit 23.5


                                                                  March 16, 2000

                            CONSENT OF NAUTA DUTILH


To whom it may concern:

     We are aware that we are referred to with regard to matters relating to Dutch tax law in the Prospectus forming a part of the Registration Statement on Form F-1 submitted to the Securities and Exchange Commission by MIH Limited and hereby consent to such use of our name therein. By giving such consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of person whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Yours faithfully,
                                       Nauta Dutilh


                                       By /s/ D.W. Blaisse
                                          -----------------------------
                                          Name: D.W. Blaisse